CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                             MINE-A-MAX CORPORATION

     The undersigned, Todd Tkachuk, President and Secretary of Mine-A-Max Corporation, a Nevada corporation, does hereby certify:

     That the Board of Directors of said corporation by unanimous written consent, adopted a resolution to amend the original articles as follows:

     Article I is hereby amended as follows:

                                    ARTICLE I

     The name of the corporation shall be Peabodys Coffee, Inc.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 254,606; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


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                                        Todd Tkachuk, President and Secretary